Exhibit 10.1

THIS SENIOR SECURED PROMISSORY NOTE AND ANY SHARES OF CAPITAL STOCK ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN OPINION OF COUNSEL OR OTHER TRANSFER DOCUMENTATION SATISFACTORY TO RESOLUTE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

REZOLUTE, INC.

SENIOR SECURED PROMISSORY NOTE

Date: _____________, 2018	$[______]

FOR VALUE RECEIVED, the undersigned, REZOLUTE, INC, a Delaware corporation (“Company”), promises to pay to the order of [___________], a [______] (“Holder”) at [INSERT ADDRESS] or such address as the Holder may specify in writing, the principal sum of $[________] with interest until maturity, whether by acceleration or otherwise, at a rate equal to the lesser of (a) the Maximum Lawful Rate (as hereafter defined) or (b) 12% interest per annum. Interest shall be calculated on the basis of a 365-day year for the actual number of days the principal or accrued and unpaid interest is outstanding.

1.       The principal amount payable under this Promissory Note (“Note”) shall be the loan made by the Holder to the Company, less any principal payments made in accordance with the terms hereof to the Holder by the Company. Interest shall accrue under this Note beginning on the date first set forth above, which is the date the Company issued the Note to the Holder, and shall accrue and be computed on the principal balance and accrued and unpaid interest outstanding from time to time under this Note until the same is paid in full. Interest payable hereunder shall be due on the fifteenth day of the month following each calendar quarter of each year (i.e., on April 15, July 15, October 15, and January 15) until the Maturity Date, as defined below, when all amounts outstanding under this Note shall be due and payable in full.

2.       This Note is one of a series of Notes issued under the Securities Purchase and Security Agreement dated __________, 2018 by and among the Company and the purchasers party thereto (the “Purchase Agreement”). For the avoidance of doubt, all Notes, regardless of issuance date, shall rank pari passu in right of payment.

3.       All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim. If any payment of principal or interest under this Note shall be payable on a day other than a Business Day such payment shall be extended to the next succeeding Business Day and interest shall be payable at the rate specified in this Note during such extension. “Maturity Date” means the earlier to occur of: (a) January 31, 2019, (b) a Change of Control or (c) if the obligations of the Company under this Note are accelerated in connection with an Event of Default (as defined below), (i) in the case of an Event of Default described in Paragraphs 5(a) or 5(b) below, the date the Holder provides the Company with notice that it is declaring the obligations of the Company under this Note to be immediately due and payable or (ii) in the case of an Event of Default described in Paragraphs 5(c) or 5(d) below, the date of the occurrence of such Event of Default.

4.       In the event that that this Note remains outstanding and the Company successfully offers and sells at least $15 million of its securities in a single equity financing (a “Qualified Financing”), then the outstanding principal and interest due hereunder shall be automatically and immediately converted at the closing of the Qualified Financing into the securities being issued in the Qualified Financing at a 20% discount to the terms set forth in such Qualified Financing. The shares of the Company’s capital stock issued upon conversion of this Note shall have all of the organic and contractual rights, preferences, privileges and obligations, including dividend, liquidation, voting, non-voting and economic rights, and, except as specified herein, shall be issued in accordance with the same terms and conditions as the securities offered in the Qualified Financing. Upon the date of any automatic conversion of this Note, the principal and accrued interest shall be automatically converted without further action by the Holder and whether or not this Note is surrendered to the Company. The Company shall not be obligated to issue certificates evidencing the shares of the Company’s capital stock issuable upon conversion unless (a) this Note is delivered to the Company, or the Holder notifies the Company that this Note has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any damages incurred by it in connection with such loss, mutilation or destruction, and (b) the Holder executes and delivers to the Company such documentation related to the Qualified Financing as the Company may reasonably request. The Company shall, at its sole cost and within five Business Days after compliance with the immediately preceding sentence, issue and deliver certificates representing the number of fully paid and non-assessable shares of capital stock into which the Note converts in accordance with Paragraph (bearing such legends as are required by applicable state and federal laws in the opinion of counsel to the Company), and any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described in Paragraph 14. Upon conversion of the Note pursuant to this Paragraph, the Company shall take all action necessary and appropriate to designate and authorize a sufficient number of shares of the Company’s capital stock (and common stock upon conversion of any preferred stock) to be issued in the event of a conversion pursuant to this Paragraph. The conversion shall be deemed to have been made immediately upon the consummation of the Qualified Financing.

5.        Each of the following shall constitute an “Event of Default” hereunder:

(a)       Failure by the Company to make any required payment of principal, accrued interest or any other amount under this or any other Note when due and payable.

(b)       The failure of the Company to materially comply with any of its obligations, agreements and covenants in herein or in the Purchase Agreement or Warrant being entered into concurrently herewith, or any material breach by the Company of the Purchase Agreement or Warrant, which such failure continues uncured for 10 Business Days after written notice thereof.

(c)       (i) the filing by the Company of a voluntary petition in bankruptcy or a voluntary petition or any answer seeking reorganization, arrangement, readjustment of the Company’s debts or for any other relief under the federal bankruptcy code, or under any other existing or future federal or state insolvency act or law, (ii) the application by the Company for, or the appointment by consent or acquiescence of, a receiver or trustee of the Company or for all or a substantial part of the Company’s property, or (iii) the making by the Company of an assignment for the benefit of creditors.

(d)       (i) the filing of any involuntary petition against the Company in bankruptcy or seeking reorganization, arrangement, or readjustment of the Company’s debts or for any other relief under the Federal bankruptcy code, or under any other existing or future federal or state insolvency act or law, or (ii) the involuntary appointment of a receiver or trustee of the Company for all or a substantial part of the Company’s property, and a continuance of any such events for a period of 60 days not dismissed, unbonded or undischarged.

Upon the occurrence of any Event of Default described in Paragraphs (a) or (b) above, the Holder, may, at his, her or its option, declare the unpaid principal balance of, all accrued and unpaid interest on, and all other sums payable with regard to, this Note to be immediately due and payable, and demand payment therefor, and may exercise any of its rights and remedies for collection of this Note whether set forth herein or otherwise available under law. Upon the occurrence of an Event of Default described in Paragraphs (c) or (d) above, the unpaid principal balance of, all accrued, unpaid interest on, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, without any further action on the part of the Holder. The remedies provided herein shall be cumulative and concurrent, and may be pursued singly, successively, or together against the Company at the sole discretion of the Holder, and any failure of the Holder, to exercise any right hereunder at any time shall not be construed as a waiver of the right to exercise the same or any other right at any other time. Holder’s obligation to advance any amounts to the Company pursuant to this Note shall terminate upon the occurrence and continuance of an Event of Default. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to 15% per annum.

6.      This Note is secured by a lien on certain assets of the Company, as set forth in the Purchase Agreement.

7.       A “Change of Control” shall mean (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction or series of transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent), or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company. For the avoidance of doubt, a transaction will not constitute a “Change of Control” if (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the individuals or entities which held the Company’s securities immediately prior to such transaction or (ii) such transaction is a Qualified Financing.

8.       The Company waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices and agrees that no extension or indulgence of the Company or release, substitution or non-enforcement of any security, or release or substitution of the Company, any guarantor or any other party, whether with or without notice, shall affect the obligations of the Company.

9.       The Company agrees to reimburse the Holder of this Note for any and all reasonable costs and expenses (including without limitation, court costs, legal expenses and reasonable and documented attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

10.       All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Note shall be in writing and shall be given to the Holder at its address set forth in the first paragraph of this Note, and to the Company at 1450 Infinite Drive, Louisville, Colorado, 80027.

11.       The provisions of this Note may be amended or waived only in a written instrument signed by the Company and the Required Holders as defined in the Purchase Agreement. Any amendment or waiver effected in accordance with this paragraph will be binding upon the Company and the Holder and the Company shall promptly provide the Holder with written notice of and detailing any such amendment or waiver.

12.       If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE IS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

13.       Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment would be contrary to the provisions of any law applicable to this Note limiting the highest rate of interest which may be lawfully contracted for, charged or received by Holder, and in such event the Company shall pay Holder interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Company shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Holder, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the date of this Note.

14.       No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall, without further action required by Holder, round up any fractional share amount to the nearest whole number and Holder’s ownership adjusted as such shall be reflected on the books and records of the Company.

15.       This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purpose.

16.       So long as any of the Notes remain outstanding, the Company will not issue or incur any indebtedness for borrowed money (“New Debt”) if such New Debt is, by its terms, due prior to the Maturity Date, without the prior written consent of the Required Holders. Notwithstanding the foregoing, the Company may incur additional indebtedness that ranks junior or pari passu in right of payment to the Notes without obtaining consent from the Required Holders. For the avoidance of doubt, this Section 16 shall not apply to any indebtedness outstanding as of the Effective Date.

17.       The Company may not prepay this or any other Note in whole or in part at any time without the prior written consent of the Required Holders.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized officer as of the date first above written.

COMPANY:

REZOLUTE, INC.
a Delaware corporation

By:
Name:	Morgan Fields
Title:	Chief Accounting Officer

Acknowledged and agreed by the Holder:

If an Individual:

By:
(signature of individual)

Name:
(print name individual)

If an Entity:

Entity:
(print name of entity)

By:
(signature of authorized signatory)

Name:
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Title:
(title of authorized signatory)